                                                                     EXHIBIT 5.2

                 [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                                February 24, 2006

Residential Funding Securities II, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

      At your request, we have examined the Amendment No. 1 to Registration
Statement on Form S-3, to be filed by Residential Funding Securities II, Inc., a
Delaware corporation (the "Registrant"), with the Securities and Exchange
Commission on February 24, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act")
of Home Equity Loan Pass-Through Certificates (the "Certificates") and
Asset-Backed Notes (the "Notes", and together with the Certificates, the
"Securities"). The Securities are issuable in series (each, a "Series"). The
Securities of each Series will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration
Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

      We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      Based on such examination, we are of the opinion that when the Securities of each Series have been duly executed, authorized and delivered in accordance with the related Issuing Documentation relating to such Series and sold, the
Securities will be legally issued, fully paid, binding obligations of the issuing entity and the holders of the Securities will be entitled to the benefits of the related Issuing Documentation except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                Very truly yours,

                                /s/Orrick, Herrington & Sutcliffe LLP

                                ORRICK, HERRINGTON & SUTCLIFFE LLP